Affirm Shareholder Letter Second Fiscal Quarter 2023

Affirm is an audacious idea, always has been. There is no well-traveled road to redefining the future of consumer finance, we are paving one. A convenient outcome for some would be for Affirm to fail – the status quo works for them. While there will be bumps on this road, we are moving with determination and speed towards fulfilling our mission, fueled by the sheer scale of the problem we have chosen to solve and millions of grateful consumers. It will certainly take a while, but our resolve is absolute. We delivered a decisive display of Affirm’s advantage in controlling credit outcomes, reducing delinquencies on a sequential basis. This performance and an ongoing constructive dialog with our capital partners enabled us to add significant funding capacity in January. We know that investors look for these critical signals, and we remain vigilant on credit. There were, in fact, bumps: we posted mixed results relative to our outlook for the second quarter of fiscal '23. Revenue was in-line with our expectations, and adjusted operating income came in better than expected, while Gross Merchandise Volume (“GMV”) and Revenue Less Transaction Costs (“RLTC”) were below our outlook. Max Levchin Founder and CEO 2Affirm | Shareholder Letter Fellow Affirm shareholders, We managed our operating expenses well in the second quarter, coming in ahead of our expectations. Of all the cuts we chose to make, the single most difficult decision was to reduce our workforce by 19%, effective today. We expect to keep our headcount essentially flat for the foreseeable future. In FQ2'23, we redirected the substantial majority of our R&D efforts towards margin-improving projects, repeat consumer engagement, and Debit+ and plan to continue executing this focused roadmap for several quarters. The demand for Affirm continues to grow rapidly: we now see about a billion dollars worth of credit applications in an average week, and yet Affirm rounds to 0.25% of the enormous U.S. retail sales market. As we drive towards our goal of becoming adjusted operating income positive as we exit this fiscal year, we expect to take more share by continuing to offer consumers safe access to purchasing power at any checkout and incremental sales conversion to merchants.

Affirm | Shareholder Letter 3 Health of the network in FQ2’23 Despite a fairly conservative credit posture, Affirm set a new quarterly record for GMV of $5.7 billion. This represented a 27% increase year-over-year and a 65% CAGR on a 2-year basis1, and our growth rate was nearly triple that of U.S. ecommerce. Still, GMV came in lower than the outlook we provided in November. Total Revenue grew 11% year-over-year, or 21% excluding Peloton Merchant Network Revenue, to $400 million, and RLTC2 declined 21% year-over-year to $144 million, or 2.5% as a percentage of GMV. Excluding provision for credit losses, RLTC grew 6% year-over-year to $251 million. A key operational misstep contributing to these results is that we began increasing prices for our merchants and consumers later in the year than we should have, and this process has taken us longer than we anticipated. This had a negative impact on both our ability to approve more consumers and improve our margin. Our pricing initiatives are now starting to produce results, and we expect tailwinds to both RLTC and GMV (increased margin gives us the option to approve more creditworthy applicants), but we learned a valuable (and expensive) lesson in network management. Throughout CY‘22, we implemented a number of credit optimizations. Delinquencies improved sequentially and performed better or in-line with comparable pre-pandemic periods. Safeguarding consumers’ financial health and delivering yield for our capital providers are critical to the fulfillment of our mission. We aspire to be our funding partners’ best-managed source of loan volume, especially as others in the industry begin to show signs of stress in their portfolios. This focus continued to pay off, as we ended January 2023 with $11.3 billion in funding capacity, a new all-time high for Affirm, after closing a successful $500 million ABS offering and adding $300 million of warehouse capacity with a new funding partner.3 While the Affirm network is healthy and growing, our ambition for it is to be more profitable and to grow significantly faster. Sharpening our focus Today, we are reducing the size of our team by 19%. This was the single most difficult decision I have had to make since Affirm’s founding, but I believe it is the right one. I take full responsibility for it and the actions that led us to this point. Despite a fairly conservative credit posture, Affirm set a new quarterly record for GMV of $5.7 billion. This represented a 27% increase year-over-year and a 65% CAGR on a 2-year basis1, and our growth rate was nearly triple that of U.S. ecommerce. Delinquencies improved sequentially and performed better or in-line with comparable pre-pandemic periods. We ended January 2023 with $11.3 billion in funding capacity, a new all-time high for Affirm.3 1 Compound Annual Growth Rate over the two-year period beginning January 1, 2021 and ending on December 31, 2022. 2 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this letter. 3 Financial data as of January 31, 2023 is preliminary and based on information available as of the date of this letter. Note: All comparisons throughout this letter are against the second quarter of fiscal year 2022, unless otherwise noted.

Affirm | Shareholder Letter 4 Growing rapidly over the last few years, and especially through the pandemic, we hired ahead of the revenue required to support the size of the team. This was a deliberate decision, as Affirm’s opportunities are compelling and plentiful. The volume growth and strong unit economics we posted gave us confidence in this approach and a clear path to our profitability objectives. In a period of increased economic uncertainty, we are doubling down on our core businesses, delaying projects with less certain revenue timelines, and aligning our operating expenses with revenue. Concurrent with reducing our workforce, we are sunsetting several initiatives, such as Affirm Crypto. We will emerge from this moment a tougher, leaner team, while remaining unwaveringly true to our mission of improving lives through honest financial products. Our priorities going forward The next near-term milestone for Affirm is achieving profitability on an adjusted operating income basis as we exit fiscal ‘23. We remain confident in our ability to do so, but our strategy and vision extend well beyond the next five months. Much of the work we do today forms the foundation of our next stages of growth. Our efforts are currently focused in three key areas: 1. Accelerating GMV growth while optimizing RLTC: In addition to adjusted pricing, we are executing initiatives to help merchants capture more demand, e.g. increasing end-to-end conversion of checking out with Affirm. Such initiatives can seem subtle, but over months and quarters their impact can compound dramatically. We are also continuing to improve unit economics with underwriting and product enhancements, allowing us to safely expand approvals. 2. Engaging consumers to drive greater frequency and repeat usage: Maximizing frequency and repeat usage reinforces network effects, which continued to improve this quarter: We are building upon this momentum by personalizing the post-transactional experience and offering consumers more reasons to prefer Affirm. 3. Growing profitable Affirm usage offline: more than 80% of all commerce is conducted offline, much of it with plastic. Debit+ remains a high conviction bet for Affirm, and we worked very hard this quarter to fine-tune its unit economics, and to improve overall product comprehension. We are now incorporating Debit+ functionality directly into the Affirm app. 15.6M Active Consumers 39% Growth 38% Growth in transactions per active user to 3.5 18.4M Transactions 51% Growth 86% of transactions from repeat users

Affirm | Shareholder Letter 5 In closing It is difficult to say goodbye to the many talented and hard-working Affirmers who made significant contributions to our mission. However, I am confident that by becoming leaner, Affirm is emerging as a stronger company, better prepared to capitalize on our opportunities. We have a strong commercial and product pipeline for fiscal ‘23 and beyond. In the near-term, we remain focused on delivering strong credit performance, maintaining attractive unit economics, and building products that consumers and merchants want and need. In the long-term, we will build the world’s first payments platform with a moral backbone. Onward, Max

We delivered a mixed quarter relative to our outlook. While GMV and RLTC fell short, total revenue was at the low end of our expected range and adjusted operating income was better than expected. Importantly, credit trends stabilized during the quarter and through the month of January. Together with the credit optimizations that we made over the course of calendar year 2022, this stabilization has enabled us to deliver asset yields that support constructive funding partner relationships. Activity within our network continues to grow. We finished the quarter with 15.6 million active consumers, a 39% year-over-year increase. Engagement within our consumer base also grew to record levels; consumers transacted over 18 million times during FQ2’23, and transactions per active consumer grew 38% year-over-year to 3.5. Consumer interest in our products is as high as ever, and the market opportunity remains vast with Buy Now, Pay Later accounting for just over 5% of U.S. e-commerce spend in CY’22.4 As Max mentioned, we continue to expect to achieve profitability on an adjusted operating income basis as we exit FY’23. To this end, we managed expenses well during the quarter, enabling us to outperform our adjusted operating income outlook. We also took difficult, but decisive, steps today to restructure our cost base. In the coming quarters, we will continue to manage expenses carefully. Affirm | Shareholder Letter Financial Update from Michael Linford, CFO In the second half of FY’23, we anticipate the following dynamics: Our pricing initiatives, as we further describe below, should begin to bear fruit. This will allow us to mitigate some of the increase in benchmark interest rates and spreads over the past year. Improved visibility into revenue and RLTC as we recognize revenue from loans already originated. During FQ2’23, 67% of our GMV came from interest-bearing loans, the highest quarterly ratio in our history. We also retained more loans on balance sheet, with 44% of our platform portfolio held on balance sheet in FQ2’23, compared to 39% in the same period during the prior fiscal year. Due to these two factors, loans originated in January or earlier are expected to generate RLTC equivalent to at least two-thirds of our FQ3’23 midpoint RLTC outlook. This provides better line of sight to our RLTC in FQ3’23. We continue to expect to remain in our long term range of 3-4% RLTC as a percentage of GMV for FY’23, aided by the aforementioned factors. Additionally, going forward, the year-over-year decline in Peloton GMV will be less of a headwind to year-over-year GMV growth. We expect the combination of RLTC growth and flat operating expenses to drive operating leverage. 1 2 3 4 Based upon Affirm internal estimates. 6

7Affirm | Shareholder Letter We consistently optimized underwriting over the course of CY’22. As a result, our 30+ day delinquency rate for monthly installment loans improved sequentially during FQ2, in line with normal seasonality trends. It also remained below comparable periods in pre-pandemic years. The risk posture of which we manage the business is also reflected in our allowance rates, which are at multi-year lows. We have taken decisive actions to reduce expenses. We believe our cost base is now appropriately sized to meet our profitability goal while still supporting our product roadmap and long-term growth ambitions. We expect to hold non-GAAP G&A and non-GAAP sales and marketing operating expenses relatively constant at our new, post restructuring, run rate, in the near term. In January, we closed a $500 million ABS transaction and added $300 million in warehouse capacity. This brought our total Funding Capacity to $11.3 billion at the end of January, an all-time high, of which 74% was utilized3. This capacity provides us with the ability to fund more than $25 billion in annual GMV. Credit Funding Operating Expenses In Summary We are managing through a difficult environment, and we are proud to have delivered excellent credit outcomes and controlled adjusted operating expenses. We believe this gives our funding partners confidence that we expect to enable continued growth. We know that we still have work ahead of us. Our pricing initiatives took longer than expected to implement, but are now gaining traction. We are adapting to the current economic environment as we sharpen our focus and reduce costs. Operating as a more lean and nimble company will help us as we work to successfully navigate near-term headwinds, achieve our adjusted operating income goal, and seize opportunities that inevitably appear during downturns. It also creates room for us to continue to invest in growth initiatives such as Debit+. The road ahead may not be easy, but we are confident we are equipped to win. 3 Financial data as of January 31, 2023 is preliminary and based on information available as of the date of this letter.

$5.7B GMV ↑ 27% ↑ 65% Two-Year CAGR1 $400M Total Revenue ↑ 11% ↑ 40% Two-Year CAGR1 $144M Revenue Less Transaction Costs1 (“RLTC”) ↓ 21% ↑ 23% Two-Year CAGR1 2.5% RLTC as a % of GMV ↓ 160 basis points FQ2’23 Financial Highlights GMV grew 27% year-over-year to $5.7 billion, or 35% excluding Peloton, which was one of our largest merchant partners by GMV in the prior-year period. On a two year basis, GMV grew at a 65% CAGR.1 We experienced a deceleration in consumer demand for discretionary items. In particular, the electronics category declined 11% year-over-year, while the home and lifestyle category (which includes items such as furniture) grew just 2% year-over-year. The sporting goods and outdoor category also remained a substantial headwind, down 49% year-over-year, primarily due to a decline of Peloton GMV. Total Revenue grew 11% year-over-year, or 21% excluding Peloton Merchant Network Revenue, to $400 million. Total Revenue as a percentage of GMV contracted to 7.1% due to a mix shift towards interest-bearing loans. Additionally, we retained more loans on the balance sheet this quarter than in prior quarters. While loan retention allows us to capture a greater proportion of the economics over the life of the loan, in the short-term it depresses total revenue and RLTC as a percentage of GMV in the quarter of origination. This is particularly true in FQ2’23 when a significant portion of GMV occurred later in the quarter due to the holiday season. Revenue Less Transaction Costs (“RLTC”)2 declined 21% year-over-year to $144 million, or 2.5% as a percentage of GMV. However, excluding the provision for credit losses, RLTC grew 6% year-over-year to $251 million. Relative to the expectations embedded in our outlook, RLTC was lower than expected as GMV was lower and the amount and mix of GMV resulted in less network revenue, while our pricing initiatives were not far enough along to offset deteriorating funding market conditions throughout FQ2’23. On a year-over-year basis, higher benchmark interest rates and spreads remain a significant headwind to RLTC as a percentage of GMV, and we expect this to continue through the remainder of FY’23. However, we expect these headwinds to attenuate as we exit FY’23, in part due to more favorable comparables, but also due to the impact of our pricing initiatives. Affirm | Shareholder Letter 8 1 Compound Annual Growth Rate (“CAGR”) over the two-year period beginning January 1, 2021 and ending on December 31, 2022. 2 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this letter.

Operating Income (Loss) was ($360) million, compared to ($196) million during FQ2’22, with Sales and Marketing expense increasing from $143 million to $188 million, driven by a $60 million increase in expense related to warrants granted to enterprise partners. Additionally, stock-based compensation expense increased by $33 million to $122 million. Operating Income (Loss) as a % of Total Revenue, or Operating Margin, was (90%) in the period, compared to (54%) during FQ2’22. Adjusted Operating Income (Loss)2, which excludes the impact of warrant and share-based expenses, stock-based compensation expenses, and certain other costs was $(62) million, compared to $(8) million during FQ2’22. Adjusted Operating Income (Loss) as a % of Total Revenue, or Adjusted Operating Margin, was (15.5%) in the period compared to (2.2%) during FQ2’22. We delivered better adjusted operating income than contemplated by our FQ2’23 outlook provided in November, as we took steps to manage operating expenses. This was particularly true for our non-GAAP Sales and Marketing expenses, which declined 36% year-over-year. Careful expense management is consistent with our goal of achieving profitability on an adjusted basis as we exit FY’23. Upon full implementation of the cost restructuring measures we have taken in February, we also expect to realize savings of approximately $77 million to $83 million on an annual basis, inclusive of operating expenses and reductions in capitalized software development costs. Active merchant count grew 45% year-over-year to over 243,000 merchants, but declined sequentially on a quarterly basis due to churn among merchants with <$1,000 in trailing twelve month GMV. In order to reduce the volatility associated with these very small merchants, we have shown the number of active merchants with >$1,000 and <=$1,000 in trailing twelve month GMV in the chart below. Merchants with >$1,000 in trailing twelve month GMV accounted for more than 99% of total GMV in FQ2’23 and grew 61% year-over-year. Affirm | Shareholder Letter 9 2 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this letter. Active Merchants

Credit Quality In line with normal seasonality trends, monthly loan delinquencies, excluding Peloton, sequentially improved across all stages during the quarter. Delinquencies also performed in line with or better than comparable periods in pre-pandemic years, a trend that has continued through the month of January. Recent vintages of our Pay in 4 loans also continue to track to 2% or better cumulative net charge-offs as detailed in last quarter’s shareholder letter. 10Affirm | Shareholder Letter 30+ day delinquencies 60+ day delinquencies 90+ day delinquencies Monthly Installment Loan Delinquency Data (ex-Peloton)5 5 US loans only.

Underwriting optimizations deliver credit improvements

In response to changes in the macroeconomic environment, we continuously optimized our underwriting over the course of CY'22. As measured by 30+ day delinquencies excluding Pay in 4 and Peloton loans, **our credit performance steadily improved relative to other issuers during FQ2'23**. Additionally, our delinquencies are performing in line with or better than those of other issuers. This is despite us having a higher mix of lower FICO consumers compared to some peers. As our credit performance shows, consumers are more to us than just their traditional credit score, and by not relying solely on FICO, we are able to lend to many creditworthy consumers that can often be left behind by traditional credit scoring methods.


30+ Day Delinquency Rate vs. Select Credit Card Issuers
6%
5%
4%
3%
2%
1%
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
Issuer C
Issuer A
Issuer D
Affirm
Issuer B
% Non-Prime Receivables
40%
25%
31%
43%
17%
Affirm Issuer A Issuer B Issuer C Issuer D

Select card issuers include Bread Financial, Capital One, Discover, and Synchrony Financial. Non-Prime receivable mix as of December 31, 2022 or most recently available period, based on publicly available data. Non-Prime is generally defined as a FICO score below 650 to 660. US loans only. Affirm 30+ day delinquencies and Non-Prime Receivables mix exclude Pay-in-4 and Peloton loans.

Affirm | Shareholder Letter 11

6 “Why Cap Interest Rates at 36%?” - National Consumer Law Center - August 2021 7 Indicates percentage of interest-bearing GMV eligible for up to 36% APR during the indicated time period. 12 Pricing initiatives In order to offset our higher funding costs, we are in the process of passing through interest rate increases to continue responsibly extending access to credit to some consumers. A key component of this initiative is increasing the maximum APR for loans facilitated on our platform from 30% to 36%, which is the proposed national rate cap supported by legislators from both parties, consumer advocacy groups such as the National Consumer Law Center6, and the rate imposed by the Military Lending Act. This will allow us to approve millions more consumers during what is likely to be an economically stressful period. Of course, many consumers will continue to see APR rates well below 36% given our product mix. For a subset of our merchants, this requires merchant approval, a merchant contract amendment, and/or other technical changes. Our team has made good progress in this effort with 23% of interest-bearing GMV7 offered at up to a 36% APR as of the end of FQ2’23, up from 10% at the end of FQ1’23. Further, merchants accounting for an additional ~30% of interest-bearing GMV in January have agreed in principle to a 36% APR cap, and are at varying stages of contract amendment and/or technical implementation. Therefore, we have line of sight to more than half of our interest-bearing GMV being offered at up to a 36% APR before the end of this fiscal year. Finally, we have launched numerous other pricing initiatives and experiments, such as: • Increasing MDR on 0% APR offers at select merchants • Expanding the use of down payments, including at prequalification, and fine-tuning the requested amount • Encouraging customers to use lower-cost repayment methods such as ACH transfers • Offering merchant subsidized low APR loans (4-6%) as an alternative to monthly 0% APR programs • Adjusting loan lengths and minimum order sizes for monthly 0% APR programs These initiatives all have the dual purpose of offsetting our higher funding costs, while also expanding our ability to approve customers and drive higher conversion rates for merchants.

Capital and funding update Our funding capacity increased to $11.3 billion at the end of January,3 up from $10.5 billion at the end of December and $11.1 billion at the end of FQ1’23. Subsequent to the end of the quarter, during January we: • Closed a $500 million ABS transaction, upsized from an original $330 million offering. The transaction was 3.3x oversubscribed averaged across all tranches and closed at an average spread that was 100 basis points lower than a similar transaction that we pre-marketed in November 2022. The ABS is also expandable, which makes it possible for us to issue additional notes for the same trust in the future. • Added $300 million in warehouse funding with a new funding partner and we renewed several existing facilities. Affirm | Shareholder Letter 13 Warehouse Maturities by Fiscal Year Data as of January 2023 Capital allocation and liquidity At quarter end, we had approximately $2.4 billion in total liquidity split between $1.4 billion in Cash and Cash Equivalents and $900 million in Securities Available for Sale. Against this amount, we had $1.7 billion in Convertible Debt, for net cash of over $600 million. Our capital allocation priorities are the following: 1. Achieve profitability on an adjusted operating income basis and minimize equity dilution 2. Optimize the debt capital structure and proactively manage liabilities 3. Preserve optionality to pursue value-accretive growth opportunities 3 Financial data as of January 31, 2023 is preliminary and based on information available as of the date of this letter.

Financial Outlook

We continue to expect to achieve a sustained profitability run rate, on an Adjusted Operating Income basis, as we exit fiscal year 2023. However, we are reducing our outlook for FY'23.

We are confident that our teams are prioritizing the right initiatives as we work to offset the macroeconomic headwinds we have faced during the last several quarters, and we expect to continue to operate the business with a conservative credit posture while navigating extremely volatile capital markets.

Our outlook incorporates the following assumptions:

- **Interest rates and macroeconomic environment**: the current forward interest rate curve and negative consumer sentiment will persist through the remainder of the fiscal year ending June 30, 2023, with no improvement in macroeconomic conditions.
- **Workforce and operating expense reductions**: with the restructuring plan that we announced today we are meaningfully reducing our staffing levels. Once the plan is fully implemented, we expect to realize annualized savings of approximately $77 million to $83 million in operating expenses and capitalized development costs through reduced employee cash compensation and benefits, and reduced lease expenses. These savings are before any benefit from reduced stock-based compensation. We plan to exclude the charges associated with the restructuring plan from our future financial results presented on a non-GAAP basis, so those charges are also excluded from our Adjusted Operating Margin outlook.
- **Seasonality and product mix**: As expected, we experienced strong holiday seasonality in the fourth quarter of the calendar year, which is our second fiscal quarter. Similar to what we experienced in FQ3'22, we anticipate that GMV and revenue will decline sequentially in the current quarter, FQ3, following the conclusion of the holiday spending season in December.
- **Product**: we have not included any material impact to GMV or Revenue from Debit+, while we continue to actively develop the product.

Third fiscal quarter and fiscal year 2023 outlook

	FQ3'23	FY'23
GMV	$4.4 - $4.5 billion	$19.0 - $20.0 billion
Revenue	$360 - $380 million	$1.475 - $1.550 billion
RLTC	$140 - $150 million	$610 - $660 million
Adjusted Operating Margin[8]	(11)% - (7)%	(9.0)% - (7.5)%
Weighted Average Shares Outstanding	298 million	296 million

[8] A reconciliation of adjusted operating margin to the comparable GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future.

Affirm | Shareholder Letter 14

15 About Affirm Affirm’s mission is to deliver honest financial products that improve lives. By building a new kind of payment network — one based on trust, transparency and putting people first — we empower millions of consumers to spend and save responsibly, and give thousands of businesses the tools to fuel growth. Unlike credit cards and other pay-over-time options, we show consumers exactly what they will pay up front, never increase that amount, and never charge any late or hidden fees. Contacts Investor Relations: ir@affirm.com Media: press@affirm.com Conference Call Affirm will host a conference call and webcast to discuss second quarter 2023 financial results on Wednesday, February 8, 2023, at 5:00 pm ET. Hosting the call will be Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer. The conference call will be webcast live from the Company's investor relations website at https://investors.affirm.com/. A replay will be available on the investor relations website following the call.

Three Months Ended December 31, 2022 2021 (in millions, except GMV and percent data) (unaudited) GMV (in billions) $ 5.7 $ 4.5 Total Transactions (count) 18.4 12.2 Total Revenue, net $ 399.6 $ 361.0 Total Revenue as a % of GMV 7.1% 8.1 % Transaction Costs (Non-GAAP) $ 255.4 $ 177.5 Transaction Costs as a % of GMV 4.5% 4.0 % Revenue Less Transaction Costs (Non-GAAP) $ 144.2 $ 183.6 Revenue Less Transaction Costs as a % of GMV (Non-GAAP) 2.5% 4.1 % Operating Loss $ (359.5) $ (196.2) Operating Margin (90.0) % (54.3) % Adjusted Operating Income (Loss) (Non-GAAP) $ (62.0) $ (7.9) Adjusted Operating Margin (Non-GAAP) (15.5) % (2.2) % Net Loss $ (322.4) $ (159.7) Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators December 31, 2022 June 30, 2022 December 31, 2021 (unaudited) Active Consumers (in millions) 15.6 14.0 11.2 Transactions per Active Consumer 3.5 3.0 2.5 Active Merchants (in thousands) 243.4 234.8 168.0 Total Platform Portfolio (Non-GAAP) (in billions) $ 8.4 $ 7.1 $ 6.3 Equity Capital Required (Non-GAAP) (in millions) $ 459.0 $ 206.1 $ 229.7 Equity Capital Required as a % of Total Platform Portfolio (Non-GAAP) 5.5% 2.9% 3.6 % Allowance for Credit Losses as a % of Loans Held for Investment 5.0% 6.2% 6.5% 16Affirm | Shareholder Letter

Key Operating Metrics Gross Merchandise Volume (“GMV”) - The Company defines GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by the Company. However, the Company believes that GMV is a useful operating metric to both the Company and investors in assessing the volume of transactions that take place on the Company's platform, which is an indicator of the success of the Company's merchants and the strength of that platform. Active Consumers - The Company defines an active consumer as a consumer who engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active consumers is a useful operating metric to both the Company and investors in assessing consumer adoption and engagement and measuring the size of the Company's network. Transactions per Active Consumer - Transactions per active consumer is defined as the average number of transactions that an active consumer has conducted on its platform during the 12 months prior to the measurement date. The Company believes that transactions per active consumer is a useful operating metric to both the Company and investors in assessing consumer engagement and repeat usage, which is an indicator of the value of the Company's network. Non-GAAP Financial Measures Transaction Costs - The Company defines transaction costs as the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense. The Company believes that transaction costs is a useful financial measure to both the Company and investors of those costs, which vary with the volume of transactions processed on the Company's platform. Transaction Costs as a Percentage of GMV - The Company defines transaction costs as a percentage of GMV as transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors as it approximates the variable cost efficiency of transactions processed on the Company's platform. Revenue Less Transaction Costs (“RLTC”) - The Company defines revenue less transaction costs as GAAP total revenue less transaction costs, as defined above. The Company believes that revenue less transaction costs is a useful financial measure to both the Company and investors of the economic value generated by transactions processed on the Company's platform. Revenue Less Transaction Costs as a Percentage of GMV - The Company defines revenue less transaction costs as a percentage of GMV as revenue less transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that revenue less transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors of the unit economics of transactions processed on the Company's platform. 17Affirm | Shareholder Letter

Adjusted Operating Income (Loss) - The Company defines adjusted operating income (loss) as its GAAP operating loss, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the expense related to warrants and share-based payments granted to enterprise partners; and (d) certain other costs as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating loss included in the tables at the end of this letter. Adjusted operating income (loss) is presented because the Company believes that it is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance. Adjusted Operating Margin - The Company defines adjusted operating margin as its adjusted operating income (loss), as defined above, as a percentage of its GAAP total revenue. Similar to adjusted operating income (loss), the Company believes that adjusted operating margin is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance. Total Platform Portfolio - The Company defines total platform portfolio as the unpaid principal balance outstanding of all loans facilitated through its platform as of the balance sheet date, including loans held for investment, loans held for sale, and loans owned by third-parties. The Company believes that total platform portfolio is a useful financial measure to both the Company and investors in assessing the scale of funding requirements for the Company's network. Equity Capital Required (“ECR”) - The Company defines equity capital required as the sum of the balance of loans held for investment and loans held for sale, less the balance of funding debt and notes issued by securitization trusts as of the balance sheet date. The Company believes that equity capital required is a useful financial measure to both the Company and investors in assessing the amount of the Company's total platform portfolio that the Company funds with its own equity capital. Equity Capital Required as a Percentage of Total Platform Portfolio (“ECR Ratio”)- The Company defines equity capital required as a percentage of total platform portfolio as equity capital required, as defined above, as a percentage of total platform portfolio, as defined above. The Company believes that equity capital required as a percentage of total platform portfolio is a useful financial measure to both the Company and investors in assessing the proportion of outstanding loans on the Company's platform that are funded by the Company's own equity capital. Non-GAAP Sales and Marketing Expense - The Company defines non-GAAP sales and marketing expense as GAAP sales and marketing expense, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the expense related to warrants and share-based payments granted to enterprise partners; and (d) certain other costs as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating loss included in the tables at the end of this letter. Non-GAAP sales and marketing expense is presented because the Company believes that it is a useful financial measure to both the Company and investors of its sales and marketing activities and that it facilitates period to period comparisons of the Company's sales and marketing as the items excluded generally are not a function of the Company's operating performance. 18Affirm | Shareholder Letter

Non-GAAP General and Administrative Expense - The Company defines non-GAAP general and administrative expense as GAAP general and administrative expense, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; and (c) certain other costs as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating loss included in the tables at the end of this letter. Non-GAAP general and administrative expense is presented because the Company believes that it is a useful financial measure to both the Company and investors as it facilitates period to period comparisons of the Company's general and administrative costs as the items excluded generally are not a function of the Company's operating performance. Supplemental Performance Indicators Active Merchants - The Company defines an active merchant as a merchant which engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active merchants is a useful performance indicator to both the Company and investors because it measures the reach of the Company's network. Total Transactions - The Company defines total transactions as the total number of unique transactions on the Affirm platform during the applicable period. The Company believes that total transactions is a useful performance indicator to both the Company and investors because it measures the frequency of consumer engagement, as demonstrated by the total number of unique transactions. Total Revenue as a Percentage of GMV - The Company defines total revenue as a percentage of GMV as GAAP total revenue as a percentage of GMV, as defined above. The Company believes that total revenue as a percentage of GMV is a useful performance indicator to both the Company and investors of the revenue generated on a transaction processed on the Company's platform. Allowance for Credit Losses as a Percentage of Loans Held for Investment - The Company defines allowance for credit losses as a percentage of loans held for investment as GAAP allowance for credit losses as a percentage of GAAP loans held for investment. The Company believes that allowance for credit losses as a percentage of loans held for investment is a useful performance indicator to both the Company and investors of the future estimated credit losses on the Company's outstanding loans held for investment. Funding Capacity - The Company defines funding capacity as the total amount of committed funding provided by warehouse credit facilities, securitizations, and forward flow loan sale agreements available for the purchase or financing of loans. The Company believes that funding capacity is a useful performance indicator to both the Company and investors of its ability to fund loan transactions on the Affirm platform. Delinquencies - The Company defines delinquency as when a payment on a loan becomes more than 4 days past due. The Company generally views delinquency in groupings of more than 30 days past due, more than 60 days past due, and more than 90 days past due. A loan is charged off after a payment on a loan becomes 120 days past due. The Company believes that delinquencies are a useful performance indicator to both the Company and investors of the credit quality and performance of the loan portfolio. 19Affirm | Shareholder Letter

Cumulative Net Charge-Offs - The Company defines cumulative net charge-offs as the total dollar amount of loans charged off over time, from a specific cohort of transaction, less any recoveries. The Company believes that cumulative net charge-offs is a useful performance indicator to both the Company and Investors of the credit quality and performance of the loan portfolio. Net Cash - The Company defines net cash as cash and cash equivalents plus securities available for sale, minus convertible senior notes.The Company believes that net cash is a useful performance indicator to both the Company and investors as it provides an alternative perspective of the Company's liquidity. Use of Non-GAAP Financial Measures To supplement the Company's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company presents the following non-GAAP financial measures: transaction costs, transaction costs as a percentage of GMV, revenue less transaction costs, revenue less transaction costs as a percentage of GMV, non-GAAP sales and marketing expense, adjusted operating income (loss), adjusted operating margin, total platform portfolio, equity capital required, and equity capital required as a percentage of total platform portfolio. Definitions of these non-GAAP financial measures are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above, and reconciliations of these non-GAAP financial measures with the most directly comparable GAAP financial measures are included in the tables below. Summaries of the reasons why the Company believes that the presentation of each of these non-GAAP financial measures provides useful information to the Company and investors are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above. In addition, the Company uses these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of its annual operating budget, and for evaluating the effectiveness of its business strategy. However, these non-GAAP financial measures are presented for supplemental informational purposes only, and these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are as follows: ● Revenue less transaction costs and revenue less transaction costs as a percentage of GMV are not intended to be measures of operating profit or loss as they exclude key operating expenses such as technology and data analytics, sales and marketing, and general and administrative expenses; ● Adjusted operating income (loss) and adjusted operating margin exclude certain recurring, non-cash charges such as depreciation and amortization, the expense related to warrants and share-based payments granted to enterprise partners, and share-based compensation expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses; and ● Other companies, including companies in the same industry, may calculate these non-GAAP financial measures differently from how the Company calculates them or not at all, which reduces its usefulness as a comparative measure. Accordingly, investors should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of the Company's financial results as reported under GAAP, and these non-GAAP measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate the business. 20Affirm | Shareholder Letter

Cautionary Note About Forward-Looking Statements This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company's strategy and future operations, including the Company's partnerships with certain key merchants and commerce platforms; the development, innovation, introduction and performance of, and demand for, the Company's products, including the Debit+ Card; acquisition and retention of merchants and consumers; the Company's future growth, investments, network expansion, product mix, brand awareness, financial position, gross market value, revenue, transaction costs, operating income, provision for credit losses, and cash flows; and general economic trends and trends in the Company's industry and markets. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions include factors relating to: the Company's need to attract additional merchants, partners and consumers and retain and grow its relationships with existing merchants, partners and consumers; the highly competitive and evolving nature of its industry; its need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of its revenue and GMV with a small number of merchant partners and commerce platforms; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; the terms of its agreement with one of its originating bank partners; its existing funding arrangements that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; its ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through its platform; changes in market interest rates; its securitizations, warehouse credit facilities and forward flow agreements; the impact on its business of general economic conditions, including the impact of inflation and increasing recessionary concerns, the financial performance of its merchants, and fluctuations in the U.S. consumer credit market; its ability to grow effectively through acquisitions or other strategic investments or alliances; seasonal fluctuations in our revenue as a result of consumer spending patterns; pending and future litigation, regulatory actions and/or compliance issues; the impact of any reduction in its workforce, including its ability to realize certain cost savings anticipated as a result of the reduction and its ability to continue to attract and retain highly skilled employees; and other risks that are described in its most recent Annual Report on Form 10-K and in its other filings with the U.S. Securities and Exchange Commission. These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and the Company assumes no obligation and does not intend to update these forward-looking statements. 21Affirm | Shareholder Letter

December 31, 2022 June 30, 2022 Assets Cash and cash equivalents $ 1,440,333 $ 1,255,171 Restricted cash 424,460 295,636 Securities available for sale at fair value 914,923 1,595,373 Loans held for sale 344 2,670 Loans held for investment 3,655,504 2,503,561 Allowance for credit losses (182,100) (155,392) Loans held for investment, net 3,473,404 2,348,169 Accounts receivable, net 201,622 142,052 Property, equipment and software, net 248,939 171,482 Goodwill 527,630 539,534 Intangible assets 63,755 78,942 Commercial agreement assets 220,082 263,196 Other assets 289,259 281,567 Total Assets $ 7,804,751 $ 6,973,792 Liabilities and Stockholders’ Equity Liabilities: Accounts payable $ 28,974 $ 33,072 Payable to third-party loan owners 127,378 71,383 Accrued interest payable 11,971 6,659 Accrued expenses and other liabilities 220,619 237,598 Convertible senior notes, net 1,708,779 1,706,668 Notes issued by securitization trusts 1,314,212 1,627,580 Funding debt 1,882,670 672,577 Total liabilities 5,294,603 4,355,537 Stockholders’ equity: Class A common stock, par value $0.00001 per share: 3,030,000,000 shares authorized, 232,003,118 shares issued and outstanding as of December 31, 2022; 3,030,000,000 shares authorized, 227,255,529 shares issued and outstanding as of June 30, 2022 2 2 Class B common stock, par value $0.00001 per share: 140,000,000 shares authorized, 60,088,662 shares issued and outstanding as of December 31, 2022; 140,000,000 shares authorized, 60,109,844 shares issued and outstanding as of June 30, 2022 1 1 Additional paid in capital 4,716,385 4,231,303 Accumulated deficit (2,179,608) (1,605,902) Accumulated other comprehensive loss (26,632) (7,149) Total stockholders’ equity 2,510,148 2,618,255 Total Liabilities and Stockholders’ Equity $ 7,804,751 $ 6,973,792 AFFIRM HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share and per share amounts) 22Affirm | Shareholder Letter

AFFIRM HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited) (in thousands, except share and per share amounts) Three Months Ended December 31, 2022 2021 Revenue Merchant network revenue $ 134,019 $ 127,087 Virtual card network revenue 29,117 26,558 Total network revenue 163,136 153,645 Interest income 155,321 138,355 Gain on sales of loans 59,607 57,690 Servicing income 21,494 11,321 Total Revenue, net $ 399,558 $ 361,011 Operating Expenses Loss on loan purchase commitment $ 38,422 $ 65,265 Provision for credit losses 106,689 52,640 Funding costs 43,751 17,700 Processing and servicing 66,508 41,849 Technology and data analytics 156,747 94,989 Sales and marketing 188,334 143,476 General and administrative 158,639 141,292 Total Operating Expenses 759,090 557,211 Operating Loss $ (359,532) $ (196,200) Other income (expense), net 35,527 36,741 Loss Before Income Taxes $ (324,005) $ (159,459) Income tax (benefit) expense (1,568) 276 Net Loss $ (322,437) $ (159,735) Other Comprehensive Loss Foreign currency translation adjustments $ 4,522 $ 2,341 Unrealized loss on securities available for sale, net 3,069 (657) Net Other Comprehensive Loss 7,591 1,684 Comprehensive Loss $ (314,846) $ (158,051) Per Share Data: Net loss per share attributable to common stockholders for Class A and Class B Basic $ (1.10) $ (0.57) Diluted $ (1.10) $ (0.57) Weighted average common shares outstanding Basic 293,683,331 281,533,888 Diluted 293,683,331 281,533,888 Three Months Ended December 31, 2022 2021 General and administrative 66,659 61,947 Technology and data analytics 48,534 21,427 Sales and marketing 5,549 4,633 Processing and servicing 1,033 530 Total stock-based compensation in operating expenses 121,775 88,537 The following table presents the components and classification of stock-based compensation (in thousands): 23Affirm | Shareholder Letter

AFFIRM HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands) Three Months Ended December 31, 2022 2021 Cash Flows from Operating Activities Net Loss $ (322,437) $ (159,735) Adjustments to reconcile net loss to net cash used in operating activities: Provision for credit losses 106,689 52,640 Amortization of premiums and discounts on loans, net (34,258) (51,970) Gain on sales of loans (59,607) (57,690) Changes in fair value of assets and liabilities (14,941) (34,984) Amortization of commercial agreement assets 21,557 24,914 Amortization of debt issuance costs 676 4,337 Amortization of discount on securities available for sale (7,303) — Commercial agreement warrant expense 128,053 64,854 Stock-based compensation 121,775 88,537 Depreciation and amortization 23,004 11,964 Other (917) (9,200) Change in operating assets and liabilities: Purchases of loans held for sale (1,668,537) (1,717,216) Proceeds from the sale of loans held for sale 1,720,835 1,719,179 Accounts receivable, net (56,767) (36,041) Other assets (10,727) (12,664) Accounts payable (5,560) (380,265) Payable to third-party loan owners 36,567 33,054 Accrued interest payable 6,981 (684) Accrued expenses and other liabilities (13,631) 20,716 Net Cash Provided by (Used in) Operating Activities (28,548) (440,254) Cash Flows from Investing Activities Purchases and origination of loans held for investment (3,790,632) (2,804,888) Proceeds from the sale of loans held for investment 376,274 585,237 Principal repayments and other loan servicing activity 2,422,100 2,077,024 Additions to property, equipment and software (34,250) (21,812) Purchases of securities available for sale (1,000) (68,164) Proceeds from maturities and repayments of securities available for sale 333,657 58,237 Other investing cash inflows (outflows) 1,640 (15,697) Net Cash Used in Investing Activities (692,211) (190,063) Cash Flows from Financing Activities Proceeds from issuance of convertible debt, net — 1,704,300 Proceeds from funding debt 2,173,968 815,568 Payment of debt issuance costs 2,650 (1,542) Principal repayments of funding debt (1,087,428) (653,790) Proceeds from issuance of notes and residual trust certificates by securitization trusts 69 (149) Principal repayments of notes issued by securitization trusts (408,670) (47,263) Proceeds from exercise of common stock options and warrants and contributions to ESPP 7,233 22,099 Payments of tax withholding for stock-based compensation (18,009) (72,963) Net Cash Provided by Financing Activities 669,813 1,766,260 Effect of exchange rate changes on cash, cash equivalents and restricted cash 2,201 3,047 Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash (48,745) 1,138,990 Cash, Cash equivalents and Restricted cash, Beginning of period 1,913,538 1,675,813 Cash, Cash Equivalents and Restricted Cash, End of Period $ 1,864,793 $ 2,814,803 24Affirm | Shareholder Letter

AFFIRM HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT. (Unaudited) (in thousands) Three Months Ended December 31, 2022 2021 Supplemental Disclosures of Cash Flow Information Cash payments for interest expense $ 33,081 $ 12,948 Cash paid for operating leases 4,077 3,757 Cash paid for income taxes 74 8 Supplemental Disclosures of Non-Cash Investing and Financing Activities Stock-based compensation included in capitalized internal-use software $ 22,443 $ 13,383 Issuance of common stock in connection with acquisition — — Additions to property and equipment included in accrued expenses — 51 Right of use assets obtained in exchange for operating lease liabilities 494 — 25Affirm | Shareholder Letter

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES The following tables present a reconciliation of transaction costs, revenue less transaction costs, adjusted operating loss, adjusted operating margin, non-GAAP sales and marketing expense, and equity capital required to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated. Three Months Ended December 31, 2022 2021 (in thousands, except percent data) Operating Expenses Loss on loan purchase commitment $ 38,422 $ 65,265 Provision for credit losses 106,689 52,640 Funding costs 43,751 17,700 Processing and servicing 66,508 41,849 Transaction Costs (Non-GAAP) $ 255,370 $ 177,454 Technology and data analytics 156,747 94,989 Sales and marketing 188,334 143,476 General and administrative 158,639 141,292 Total Operating Expenses $ 759,090 $ 557,211 Total Revenue $ 399,558 $ 361,011 Less: Transaction Costs (Non-GAAP) (255,370) (177,454) Revenue Less Transaction Costs (Non-GAAP) $ 144,188 $ 183,557 Operating Loss $ (359,532) $ (196,200) Add: Depreciation and amortization 23,004 11,964 Add: Stock-based compensation included in operating expenses 121,775 88,537 Add: Enterprise warrant and share-based expense 147,516 87,673 Add: Other costs9 5,203 94 Adjusted Operating Loss (Non-GAAP) $ (62,034) $ (7,932) Divided by: Total Revenue, net $ 399,558 $ 361,011 Adjusted Operating Margin (Non-GAAP) (15.5) % (2.2) % Sales and Marketing Expense $ 188,334 $ 143,476 Less: Depreciation and amortization included in sales and marketing expense (2,161) (2,377) Less: Stock-based compensation included in sales and marketing expense (5,549) (4,633) Less: Enterprise warrant and share-based expense (147,516) (87,673) Non-GAAP Sales and Marketing Expense $ 31,179 $ 48,794 December 31, 2022 June 30, 2022 December 31, 2021 (in thousands) Loans held for investment $ 3,655,504 $ 2,503,561 $ 2,425,519 Add: Loans held for sale 344 2,670 27,394 Less: Funding debt (1,882,670) (672,577) (645,998) Less: Notes issued by securitization trusts (1,314,212) (1,627,580) (1,577,264) Equity Capital Required (Non-GAAP) $ 458,966 $ 206,074 $ 229,651 26Affirm | Shareholder Letter 9Other costs consists of expenses incurred in the period associated with the Company's initial public offering, its acquisitions, sublease impairment charges, restructuring and severance costs

SUPPLEMENTAL DELINQUENCY INFORMATION

Delinquency Rates (ex-Pay in 4)

	Three Months Ending			
	September 30	December 31	March 31	June 30
30+ Day Delinquencies				
FY 2018	3.9%	3.8%	2.9%	2.6%
FY 2019	2.9%	2.5%	2.0%	1.9%
FY 2020	2.5%	2.1%	1.9%	1.1%
FY 2021	0.8%	0.8%	0.7%	0.9%
FY 2022	1.5%	1.6%	2.1%	2.1%
FY 2023	2.7%	2.4%		
60+ Day Delinquencies				
FY 2018	2.3%	2.2%	1.7%	1.4%
FY 2019	1.6%	1.4%	1.2%	1.1%
FY 2020	1.4%	1.2%	1.1%	0.8%
FY 2021	0.5%	0.4%	0.4%	0.5%
FY 2022	0.9%	0.9%	1.2%	1.2%
FY 2023	1.6%	1.5%		
90+ Day Delinquencies				
FY 2018	1.0%	1.0%	0.8%	0.6%
FY 2019	0.8%	0.7%	0.5%	0.5%
FY 2020	0.6%	0.6%	0.5%	0.4%
FY 2021	0.2%	0.2%	0.2%	0.2%
FY 2022	0.4%	0.4%	0.5%	0.5%
FY 2023	0.7%	0.7%		

Delinquency Rates (ex-Pay in 4, ex-Peloton)

	Three Months Ending			
	September 30	December 31	March 31	June 30
30+ Day Delinquencies				
FY 2018	4.0%	3.8%	3.2%	2.9%
FY 2019	3.3%	3.2%	2.7%	2.6%
FY 2020	3.2%	2.9%	2.8%	1.8%
FY 2021	1.4%	1.3%	1.2%	1.3%
FY 2022	2.1%	2.1%	2.7%	2.5%
FY 2023	3.2%	2.7%		
60+ Day Delinquencies				
FY 2018	2.3%	2.2%	1.8%	1.6%
FY 2019	1.9%	1.8%	1.6%	1.5%
FY 2020	1.8%	1.7%	1.6%	1.3%
FY 2021	0.8%	0.7%	0.7%	0.7%
FY 2022	1.2%	1.2%	1.6%	1.4%
FY 2023	1.9%	1.6%		
90+ Day Delinquencies				
FY 2018	1.1%	1.0%	0.9%	0.7%
FY 2019	0.9%	0.9%	0.7%	0.6%
FY 2020	0.8%	0.8%	0.7%	0.6%
FY 2021	0.4%	0.3%	0.3%	0.3%
FY 2022	0.6%	0.6%	0.6%	0.6%
FY 2023	0.9%	0.8%		

Affirm | Shareholder Letter 27